As filed with the Securities and Exchange Commission on August 20, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1852016
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
25801 Industrial Boulevard, Suite B
Hayward, California 94545
(510) 856-5600
(Address of Principal Executive Offices)
Amended And Restated 2010 Stock Option And Incentive Plan
2010 Employee Stock Purchase Plan
(Full Title of the Plans)

Paul F. Truex
President and Chief Executive Officer
25801 Industrial Boulevard, Suite B
Hayward, California 94545
Telephone: (510) 856-5600
Facsimile: (510) 856-5597
(Name and Address of Agent For Service)
Copy to:
Bradley A. Bugdanowitz, Esq.
Goodwin Procter LLP
Three Embarcadero Center, 24th Floor
San Francisco, California 94111
Telephone: (415) 733-6000
Facsimile: (415) 677-9041
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	per Share	Offering Price	Fee
Common Stock, $0.001 par value per share	300,000 Shares (2)	$4.29 (3)	$1,287,000	$91.76

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock..

(2)	Represents (i) 200,000 shares of common stock available for future issuance under the registrant’s Amended and Restated 2010 Stock Option and Incentive Plan and (ii) 100,000 shares of common stock issuable under the registrant’s 2010 Employee Stock Purchase Plan.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act of 1933, and based on the average of the high and low sale prices of the registrant’s Common Stock, as quoted on the Nasdaq Global Market, on August 17, 2010.
Proposed sales to take place as soon after the effective date of the registration statement as awards granted, exercised or distributed under the above-named plans.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents by Reference.
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:
(a)	The prospectus filed by the registrant with the SEC pursuant to Rule 424(b) under the Securities Act, on March 2, 2010, relating to the registration statement on Form S-1, as amended (Registration No. 333-161930), which contains the registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 8, 2010;

(c)	The Registrant’s Quarterly Reports on Form 10-Q filed with the SEC on May 14, 2010 for the quarter ended March 31, 2010 and filed on August 12, 2010 for the quarter ended June 30, 2010;

(d)	The Registrant’s Current Reports on Form 8-K filed with the SEC on March 29, 2010, April 23, 2010, June 4, 2010 (excluding the matters in Items 7.01 and 9.01, which are not incorporated by reference into this Registration Statement) and July 13, 2010; and

(e)	The description of the registrant’s common stock contained in the registrant’s registration statement on Form 8-A (Registration No. 001-34637), filed by the registrant with the SEC under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 22, 2010, including any amendments or reports filed for the purpose of updating such description.
     All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.
     Item 4. Description of Securities.
     Not applicable.
     Item 5. Interests of Named Experts and Counsel.
     None.
     Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law (the “DGCL”) authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees) judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.
     We have adopted provisions in our certificate of incorporation and bylaws to be in effect at the completion of this offering that limit or eliminate the personal liability of our directors to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
          • any breach of the director’s duty of loyalty to us or our stockholders;
          • any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
          • any unlawful payment related to dividends or unlawful stock purchases, redemptions or other distributions; or
          • any transaction from which the director derived an improper personal benefit.
          These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.
          In addition, our bylaws provide that:
          • we will indemnify our directors, officers and, in the discretion of our board of directors, certain employees to the fullest extent permitted by the DGCL, as it now exists or may in the future be amended; and
          • we will advance reasonable expenses, including attorneys’ fees, to our directors and, in the discretion of our board of directors, to our officers and certain employees, in connection with legal proceedings relating to their service for or on behalf of us, subject to limited exceptions.
          We have entered into indemnification agreements with each of our directors and our executive officers and, in several cases, amended and restated indemnification agreements with certain of their affiliates. These agreements provide that we will indemnify each of our directors, executive officers and, at times, their affiliates to the fullest extent permitted by Delaware law. Under these agreements, we will advance expenses, including attorneys’ fees, judgments, fines and settlement amounts, to each indemnified director, executive officer or affiliate in connection with any proceeding in which indemnification is available and we will indemnify our directors and officers for any action or proceeding arising out of that person’s services as an officer or director brought on behalf of Anthera Pharmaceuticals, Inc. or in furtherance of our rights. Additionally, each of our directors may have certain rights to indemnification, advancement of expenses or insurance provided by their affiliates, which indemnification relates to and might apply to the same proceedings arising out of such director’s services as a director referenced herein. Nonetheless, we have agreed in the indemnification agreements that our obligations to those same directors are primary and any obligation of the affiliates of those directors to advance expenses or to provide indemnification for the expenses or liabilities incurred by those directors are secondary.
          We also maintain general liability insurance which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.
          Item 7. Exemption from Registration Claimed.
          Not applicable.
          Item 8. Exhibits.

Exhibit No.	Description
4.1	Specimen certificate evidencing shares of common stock (1)

4.2	Fifth Amended and Restated Certificate of Incorporation (2)

4.3	Amended and Restated Bylaws (3)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page)

99.1	Amended and Restated 2010 Stock Option and Incentive Plan (4)

99.2	Form of Non-Qualified Stock Option Agreement for Company Employees Under the Anthera Pharmaceuticals, Inc. 2010 Stock Option and Incentive Plan (5)

99.3	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors Under the Anthera Pharmaceuticals, Inc. 2010 Stock Option and Incentive Plan (5)

99.4	Form of Incentive Stock Option Agreement Under the Anthera Pharmaceuticals, Inc. 2010 Stock Option and Incentive Plan (5)

99.5	Form of Restricted Stock Award Agreement Under the Anthera Pharmaceuticals, Inc. 2010 Stock Option and Incentive Plan (5)

99.6	Restricted Stock Unit Award Agreement Under the Anthera Pharmaceuticals, Inc. 2010 Stock Option and Incentive Plan (6)

99.7	2010 Employee Stock Purchase Plan (7)

(1)	Filed as Exhibit 4.1 to the registrant’s Amendment No. 3 to Registration Statement on Form S-1, filed January 29, 2010 and incorporated herein by reference.

(2)	Filed as Exhibit 3.6 to the registrant’s Amendment No. 4 to Registration Statement on Form S-1, filed February 3, 2010 and incorporated herein by reference.

(3)	Filed as Exhibit 3.7 to the registrant’s Amendment No. 4 to Registration Statement on Form S-1, filed February 3, 2010 and incorporated herein by reference.

(4)	Filed as Appendix A to the registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 8, 2010 and incorporated herein by reference.

(5)	Filed as Exhibit 10.2 to the registrant’s Amendment No. 4 to Registration Statement on Form S-1, filed February 3, 2010 and incorporated herein by reference.

(6)	Filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2010 and incorporated herein by reference.

(7)	Filed as Appendix B to the registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 8, 2010 and incorporated herein by reference.

          Item 9. Undertakings.
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hayward, California, on this 20th day of August, 2010.

Anthera Pharmaceuticals, Inc.
By:	/s/ Paul F. Truex
Paul F. Truex
President and Chief Executive Officer

POWER OF ATTORNEY
     We, the undersigned officers and directors of Anthera Pharmaceuticals, Inc., hereby severally constitute and appoint Paul F. Truex and Christopher P. Lowe, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Paul F. Truex Paul F. Truex	President, Chief Executive Officer and Director	August 20, 2010
(Principal Executive Officer)

	Chief Financial Officer and Vice	August 20, 2010
/s/ Christopher P. Lowe	President of Administration
Christopher P. Lowe	(Principal Financial and Accounting Officer)

/s/ Christopher S. Henney	Chairman of the Board of Directors	August 20, 2010
Christopher S. Henney

/s/ Annette Bianchi	Director	August 20, 2010
Annette Bianchi

	Director	August 20, 2010
James I. Healy

/s/ A. Rachel Leheny	Director	August 20, 2010
A. Rachel Leheny

/s/ Donald J. Santel	Director	August 20, 2010
Donald J. Santel

/s/ Daniel K. Spiegelman	Director	August 20, 2010
Daniel K. Spiegelman

/s/ David E. Thompson	Director	August 20, 2010
David E. Thompson

EXHIBIT INDEX

Exhibit No.	Description
4.1	Specimen certificate evidencing shares of common stock (1)

4.2	Fifth Amended and Restated Certificate of Incorporation (2)

4.3	Amended and Restated Bylaws (3)

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1	Power of attorney (included on signature page)

99.1	Amended and Restated 2010 Stock Option and Incentive Plan (4)

99.2	Form of Non-Qualified Stock Option Agreement for Company Employees Under the Anthera Pharmaceuticals, Inc. 2010 Stock Option and Incentive Plan (5)

99.3	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors Under the Anthera Pharmaceuticals, Inc. 2010 Stock Option and Incentive Plan (5)

99.4	Form of Incentive Stock Option Agreement Under the Anthera Pharmaceuticals, Inc. 2010 Stock Option and Incentive Plan (5)

99.5	Form of Restricted Stock Award Agreement Under the Anthera Pharmaceuticals, Inc. 2010 Stock Option and Incentive Plan (5)

99.6	Restricted Stock Unit Award Agreement Under the Anthera Pharmaceuticals, Inc. 2010 Stock Option and Incentive Plan (6)

99.7	2010 Employee Stock Purchase Plan (7)

(1)	Filed as Exhibit 4.1 to the registrant’s Amendment No. 3 to Registration Statement on Form S-1, filed January 29, 2010 and incorporated herein by reference.

(2)	Filed as Exhibit 3.6 to the registrant’s Amendment No. 4 to Registration Statement on Form S-1, filed February 3, 2010 and incorporated herein by reference.

(3)	Filed as Exhibit 3.7 to the registrant’s Amendment No. 4 to Registration Statement on Form S-1, filed February 3, 2010 and incorporated herein by reference.

(4)	Filed as Appendix A to the registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 8, 2010 and incorporated herein by reference.

(5)	Filed as Exhibit 10.2 to the registrant’s Amendment No. 4 to Registration Statement on Form S-1, filed February 3, 2010 and incorporated herein by reference.

(6)	Filed as Exhibit 10.1 to the registrant’s Quarterly Report on Form 10-Q filed with the SEC on May 14, 2010 and incorporated herein by reference.

(7)	Filed as Appendix B to the registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on June 8, 2010 and incorporated herein by reference.